                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 06/30/98
                         ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460           Page RC-1
City, State  Zip:        Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                   DOLLAR AMOUNTS IN THOUSANDS                            C400
                                                                                        --------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                           RCFD
     a. Noninterest-bearing balances and currency and coin(1).............            0081      4,490,272              1.a
     b. Interest-bearing balances(2)......................................            0071      5,586,990              1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A).........            1754              0              2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)......            1773      8,974,952              2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                           1350      5,558,583              3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                       RCFD
     RC-C)................................................................            2122     28,257,868              4.a
     b. LESS: Allowance for loan and lease losses.........................            3123        413,742              4.b
     c. LESS: Allocated transfer risk reserve.............................            3128              0              4.c
     d. Loans and leases, net of unearned income, allowance, and                      RCFD
        reserve (item 4.a minus 4.b and 4.c)..............................            2125     27,844,126              4.d
5.   Trading assets (from Schedule RD-D)..................................            3545      6,073,169              5.
6.   Premises and fixed assets (including capitalized leases).............            2145        721,430              6.
7.   Other real estate owned (from Schedule RC-M).........................            2150          6,827              7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).......................................            2130        184,515              8.
9.   Customers' liability to this bank on acceptances outstanding.........            2155        310,026              9.
10.  Intangible assets (from Schedule RC-M)...............................            2143        302,859             10.
11.  Other assets (from Schedule RC-F)....................................            2160      2,137,491             11.
12.  Total assets (sum of items 1 through 11).............................            2170     62,191,240             12.

___________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:          The First National Bank of Chicago Call Date:
                              06/30/98 ST-BK: 17-1630 FFIEC 031
Address:                      One First National Plaza, Ste 0460       Page RC-2
City, State  Zip:             Chicago, IL 60670
FDIC Certificate No.:         0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                 DOLLAR AMOUNTS IN
                                                                     THOUSANDS

LIABILITIES
13.    Deposits:
     a. In domestic offices (sum of totals of columns A and C                          RCON
        from Schedule RC-E, part 1)................................                    2200           21,810,607             13.a
        (1) Noninterest-bearing(1).................................                    6631            9,864,956             13.a1
        (2) Interest-bearing.......................................                    6636           11,945,651             13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                       RCFN
        IBFs (from Schedule RC-E, part II).........................                    2200           15,794,963             13.b
        (1) Noninterest bearing....................................                    6631              482,528             13.b1
        (2) Interest-bearing.......................................                    6636           15,312,435             13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                    RCFD 2800       3,858,711             14
15.  a. Demand notes issued to the U.S. Treasury                                       RCON 2840       1,444,748             15.a
     b. Trading Liabilities(from Sechedule RC-D)...................                    RCFD 3548       5,661,633             15.b

16.    Other borrowed money:                                                           RCFD
     a. With original maturity of one year or less.................                    2332            4,356,061             16.a
     b. With original  maturity of more than one year..............                    A547              385,550             16.b
     c. With original maturity of more than three years............                    A548              320,386             16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......                    2920              310,026             18.
19.  Subordinated notes and debentures.............................                    3200            2,200,000             19.
20.  Other liabilities (from Schedule RC-G)........................                    2930            1,176,564             20.
21.  Total liabilities (sum of items 13 through 20)................                    2948           57,319,249             21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................                    3838                    0             23.
24.  Common stock..................................................                    3230              200,858             24.
25.  Surplus (exclude all surplus related to preferred stock)......                    3839            3,188,187             25.
26.  a. Undivided profits and capital reserves.....................                    3632            1,467,324             26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.................................................                    8434               18,040             26.b
27.  Cumulative foreign currency translation adjustments...........                    3284              (2,418)             27.
28.  Total equity capital (sum of items 23 through 27).............                    3210            4,871,991             28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................                    3300           62,191,240             29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that
     best describes the  most comprehensive level of auditing work performed             ________________________
     for the bank by independent external auditors as of any date                         N/A                          Number
     during 1996......................................................RCFD 6724 . ....   ________________________      M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

__________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.